Exhibit 1.7

EXECUTION VERSION

DEUTSCHE BANK AKTIENGESELLSCHAFT

$1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014

(callable April 2025 and every five years thereafter)

PURCHASE AGREEMENT

Dated: November 18, 2014

DEUTSCHE BANK AKTIENGESELLSCHAFT

$1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014

(callable April 2025 and every five years thereafter)

PURCHASE AGREEMENT

November 18, 2014

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, NY 10005

United States of America

for itself and in its capacity as Representative of the several Underwriters

(each as defined below)

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, NY 10013

United States of America

in its capacity as Qualified Independent Underwriter (as defined below)

Ladies and Gentlemen:

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of Germany and registered under docket number HRB 30,000 with the commercial register of the Local Court in Frankfurt am Main (the “Issuer”), confirms its agreement with each of Deutsche Bank Securities Inc. (the “Lead Underwriter”), Citigroup Global Markets Inc. as Qualified Independent Underwriter (as defined below) and each of the other several underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom the Lead Underwriter is acting as representative (in such capacity, the

“Representative”), with respect to the issue and sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of $1,500,000,000 aggregate principal amount of the Issuer’s Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (callable April 2025 and every five years thereafter) (the “Notes”).

The Notes are to be issued pursuant to the provisions of a capital securities indenture dated November 6, 2014 (the “Base Indenture”), as supplemented by the first supplemental capital securities indenture to be dated November 21, 2014 (the “First Supplemental Indenture”), each among the Issuer, as issuer, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent. The Base Indenture, as supplemented by the First Supplemental Indenture, is hereinafter referred to as the “Indenture”. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As further described in the Prospectus (as defined below), the Notes (i) are intended to qualify as Additional Tier 1 capital (zusätzliches Kernkapital), as defined in and provided for in the bank regulatory capital provisions referred to in the Prospectus (as defined below), for an indefinite period of time and, as such, (ii) have no fixed maturity or redemption date, (iii) contain features that may require the Issuer and will permit the Issuer in its sole and absolute discretion at all times and for any reason to cancel any payment of interest, (iv) may be subject to a write-down of their principal amount under defined circumstances, and none of these events will constitute a default or an event of default under the Notes or permit any acceleration of the repayment of any principal on the Notes, and (v) have additional features that differentiate them from subordinated debt not intended to qualify as Additional Tier 1 capital.

The Issuer understands that the Underwriters propose to make a public offering of the Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered, provided that the Indenture has been qualified under the Trust Indenture Act. The Issuer has filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-184193) under the Securities Act of 1933, as amended (the “Securities Act”), and a post-effective amendment no. 2 dated November 6, 2014 thereto, in respect of, among others, the Notes, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”). Such registration statement contains a base prospectus relating to the Capital Securities dated November 6, 2014 in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus”. The term “Prospectus” means the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed pursuant to Rule 424(b) of the Securities Act Regulations after the date and time of execution and delivery of this Agreement, but does not include any “free writing prospectus” (as such term is used in Rule 405 of the Securities Act Regulations). Any preliminary prospectus and Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 6 of

Form F-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (collectively, the “Exchange Act Regulations”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by Securities Act Regulations, is herein called the “Registration Statement”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

The Issuer hereby confirms its engagement of Citigroup Global Markets Inc., and Citigroup Global Markets Inc. hereby confirms its agreement with the Issuer, to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. Citigroup Global Markets Inc., in its capacity as qualified independent underwriter, is referred to herein as the “Qualified Independent Underwriter.”

SECTION 1. Representations and Warranties.

(a)      Representations and Warranties by the Issuer. The Issuer represents and warrants to each Underwriter as of the date hereof (which corresponds to the Time of Sale referred to in Section 1(a)(i) hereof) and as of the Closing Time referred to in Section 2(b) hereof, as applicable (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(i)      Registration Statement. Prospectus and Disclosure at Time of Sale. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on September 28, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Issuer or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) that is an offer for purposes of Rule 163 of the Securities Act Regulations (“Rule 163”) and that is required to be filed, has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became or becomes effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and the copy of each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Time of Sale (as defined below), the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means the Final Term Sheet (as defined in Section 3(b)) specified in Schedule C hereto in the form filed by the Issuer with the Commission as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).

“Statutory Prospectus” as of any time means the Base Prospectus relating to the Capital Securities, including any preliminary or other prospectus supplement deemed to be a part thereof, as amended or supplemented at that time.

“Time of Sale” means 4:45 p.m. (Eastern time) on November 18, 2014 or such other time as agreed by the Issuer and the Representative.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of such documents made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use therein or (ii) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(ii)      Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed or submitted with the Commission prior to the end of the Closing Time, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Notes in this offering and (c) at the Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)      Due Incorporation and Power to Conduct Business. The Issuer is a stock corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Germany. The Issuer is duly qualified as a foreign corporation authorized to transact business and, where the concept is applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or, where the concept is applicable, to be in good standing, would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). Each of the Issuer and its Significant Subsidiaries (as defined below) has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each Significant Subsidiary is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. The Issuer has the power and authority to enter into and perform its obligations under the Transaction Documents (as defined below). As used herein, “Significant Subsidiaries” shall mean each of DB USA Corporation, Deutsche Bank Americas Holding Corporation, German American Capital Corporation, DB U.S. Financial Markets Holding Corporation, Deutsche Bank Securities Inc., DB Structured Products, Inc., Deutsche Bank Trust Corporation, Deutsche Bank Trust Company Americas, Deutsche Bank Luxembourg S.A., Deutsche Bank Privat- und Geschäftskunden Aktiengesellschaft, DB Finanz-Holding GmbH and Deutsche Postbank AG.

(iv)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(v)       Authorization of the Notes. The Notes have been duly authorized for issuance by the Issuer and, when authenticated and issued in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will be validly issued and fully paid, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The issuance of the Notes is not subject to preemptive or other similar rights.

(vi)       Description of the Notes and the Transaction Documents. The Notes and the Transaction Documents (as defined below) will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(vii)       Absence of Defaults and Conflicts. The Issuer is not (A) in violation of its articles of association and other constituent documents or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not have a material adverse effect on the ability of the Issuer to perform its obligations under the Transaction Documents (as defined below). The execution, delivery and performance by the Issuer of this Agreement and the Indenture (collectively, the “Transaction Documents”) and the Notes and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Issuer with its obligations under the Transaction Documents and the Notes have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any subsidiary of the Issuer pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the constituent documents, charter or by-laws of the Issuer or any subsidiary of the Issuer or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their assets, properties or operations (except, with respect to (B), for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any subsidiary of the Issuer.

(viii)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened, against or affecting the Issuer or any subsidiary of the Issuer, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or, if not so disclosed, which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Issuer of its obligations hereunder.

(ix)      Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(x)      Absence of Manipulation. Neither the Issuer nor any of its affiliates (with the exception of Deutsche Bank Securities Inc. as set forth in the Prospectus) have taken, nor will the Issuer or any of its affiliates (except for Deutsche Bank Securities Inc. in the manner and to the extent contemplated in this Agreement and the Prospectus) take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer with the purpose of facilitating the sale or resale of the Notes.

(xi)      Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Transaction Documents by the Issuer, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws and except for the qualification of the Indenture under the Trust Indenture Act.

(xii)      Possession of Licenses and Permits. The Issuer and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Issuer and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Issuer and any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which revocation or modification, singly or in the aggregate, would result in a Material Adverse Effect.

(xiii)      Investment Company Act. The Issuer is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xiv)      Passive Foreign Investment Company. The Issuer believes that it was not a “passive foreign investment company” within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (a “PFIC”), with respect to its taxable year ended December 31, 2013, and it does not currently anticipate becoming a PFIC for its taxable year ending December 31, 2014 or for the foreseeable future.

(xv)      Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Issuer is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(xvi)      Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations and (D) at the date hereof, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an

“automatic shelf registration statement” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Issuer on a Rule 405 “automatic shelf registration statement”. The Issuer has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

(xvii)      Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related supplemental financial information, schedules and notes, present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries on the basis stated in the Registration Statement at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Issuer and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board and endorsed by the European Union (“IFRS”), applied on a consistent basis throughout the periods involved, except as disclosed therein.

(xviii)      Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(xix)      No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect.

(xx)      Accounting Controls and Disclosure Controls. Except as described in the Prospectus, the Issuer maintains a system of internal accounting controls with respect to the Issuer and its subsidiaries sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Issuer’s most recent audited fiscal year, there has been (x) no material weakness in the Issuer’s internal control over financial reporting (whether or not remediated) and (y) no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.

The Issuer employs disclosure controls and procedures with respect to its subsidiaries that are designed to ensure that information required to be disclosed by the Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the

Commission’s rules and forms, and is accumulated and communicated to the Issuer’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxi)       Foreign Corrupt Practices Act. Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the United Kingdom Bribery Act 2010 (the “Bribery Act”), including, without limitation, engaging in bribery or making other unlawful payments prohibited under the Bribery Act; and the Issuer, its subsidiaries and, to the knowledge of the Issuer, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxii)       Sanctions. Neither the Issuer, nor any of its subsidiaries or, to the knowledge of the Issuer, any director or officer of the Issuer or any of its subsidiaries has been an individual or entity (“Person”) that has been the subject of any sanctions administered or enforced by the U.N. Security Council, the European Union, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”). The Issuer will use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any person or entity only for the purposes as disclosed in the Prospectus.

(xxiii)       Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable U.S. financial recordkeeping and reporting requirements and the U.S. money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(b)       Officer’s Certificates. Any certificate signed by the Issuer or any officer of the Issuer delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)      Sale and Purchase of the Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the price set forth in Schedule B, the aggregate amount of Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)      Payment. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, or at such other place as shall be agreed upon by the Representative and the Issuer, at 3:00 p.m. (Central European Time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Issuer (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. Delivery of the Notes shall be made through the facilities of The Depository Trust Company. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Lead Underwriter, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)      Denominations; Registration. Certificates for the Notes shall be in such denominations ($200,000 and integral multiples of $200,000 in excess thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Issuer. The Issuer covenants with each Underwriter as follows:

(a)      Compliance with Securities Regulations and Commission Requests, Payment of Filing Fees. The Issuer, subject to Section 3(b), will comply with the requirements of Rule 430B and, during the period beginning at the Time of Sale and ending on the later of the Closing Time or such date as in the opinion of counsel for the Underwriters the Prospectus is no longer required by law to be delivered in connection with the sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), will notify the Representative immediately, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Notes shall have been filed, (ii) of the receipt of any comments from the Commission to the Registration Statement, and (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information (except those relating to the offering of securities other than the Notes). The Issuer, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any new registration statement relating to the Notes or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement (except those relating to the offering of securities other than the Notes) and (ii) if the Issuer becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes. The Issuer will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)      Filing of Amendments and Exchange Act Documents, Preparation of Final Term Sheet. The Issuer will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, in each case relating to the Notes, whether pursuant to the Securities Act, the Exchange Act or otherwise, to the extent any such document relates directly to the offering of the Notes, and the Issuer will furnish the Representative with copies (which may be in electronic form) of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Issuer has given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the Issuer will give the Representative notice of their intention to make any such filing from the Time of Sale to the Closing Time and will furnish the Representative with copies (which may be in electronic form) of any such documents that relate directly to the offering of the Notes a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Issuer will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Issuer shall furnish the Representative with copies (which may be in electronic form) of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(c)      Delivery of Registration Statements. The Issuer has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, if requested, copies of the Registration Statement and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto relating to the Notes (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)      Delivery of Prospectuses. The Issuer has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the Securities Act. The Issuer will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)      Continued Compliance with Securities Laws. The Issuer will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Issuer, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Issuer will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Issuer will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Issuer will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Issuer will promptly notify the Lead Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)      Blue Sky Qualifications. The Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof, provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction, in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuer will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Representative may request.

(g)      Rule 158. The Issuer will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)      Use of Proceeds. The Issuer will use the net proceeds received by them from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.

(i)      Listing. The Issuer will use its best efforts to effect the listing of the Notes on the Official List of the Luxembourg Stock Exchange and the admission to trade the Notes on the Euro MTF market.

(j)      Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Issuer nor any subsidiary of the Issuer will, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Notes or any security convertible into or exchangeable for Notes.

(k)      Reporting Requirements. The Issuer, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(l)      Issuer Free Writing Prospectuses. The Issuer represents and agrees that unless the Issuer obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and the Representative, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, and the Issuer and each Underwriter represents and agrees that Schedule C hereto is a complete list of all free writing prospectuses for which such consent was received, provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Issuer and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4.  Payment of Expenses.

(a)      Expenses. The Issuer will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and disbursements of the Issuer’s counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (ix) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuer and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Notes, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the FINRA of the terms of the sale of the Notes, including the fees and expenses (including legal fees and expenses), if any, of Citigroup Global Markets Inc. acting as “qualified independent underwriter” within the meaning of FINRA Rule 5121, (xii) the fees and expenses incurred in connection with the listing of the Notes on the Official List of the Luxembourg Stock Exchange and admission to trading on the Euro MTF Market, and (xiii) any stamp, issuance or other transfer taxes imposed on the original issuance of the Notes by or on behalf of the Issuer, the purchase by the Underwriters of the Notes pursuant to this Agreement, and the sale and delivery of the Notes by the Underwriters to initial purchasers thereof.

(b)      Withholding. Amounts payable by the Issuer hereunder will be made without withholding or deduction for or on account of any taxes, duties or governmental charges unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. If the Issuer is compelled by law to deduct or withhold taxes, duties, or governmental charges, then the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters is not less than the amount provided for herein, provided that no such additional amounts shall be payable: (i) to an Underwriter to the extent such Underwriter is subject to such taxes, duties or charges which would not have been imposed but for the existence of any present or former connection between such Underwriter and the jurisdiction imposing such taxes, duties or charges, otherwise than solely from the execution of this Purchase Agreement, the performance of its obligations (including any ancillary obligations) hereunder or the receipt of payments hereunder; or (ii) to the extent that the taxes, duties or charges would not have been imposed but for the failure of such Underwriter to comply with any certification, identification, or other reporting requirement requested by the Issuer if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or charge.

(c)      Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuer shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuer contained in Section 1 hereof or in certificates of any officer of the Issuer or the Trustee delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and other obligations hereunder, and to the following further conditions.

(a)      Effectiveness of Registration Statement, Filing of Prospectus, Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Issuer shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(l)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)      Opinion of Counsel for the Issuer. At the Closing Time, the Representative shall have received (i) the favorable opinion and disclosure letter, each dated as of the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Issuer and (ii) the favorable opinion of Group Legal Services of the Issuer, internal counsel for the Issuer in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c)      Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and disclosure letter, each dated as of the Closing Time, of Davis Polk & Wardwell London LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer and the Issuer’s subsidiaries and the Trustee and certificates of public officials.

(d)      Certificate of Trustee. At the Closing Time, the Representative shall have received a certificate, dated as of the Closing Time, of The Bank of New York Mellon, as Trustee, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such certificate for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(e)      Certificate of Initial Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent. At the Closing Time, the Representative shall have received a certificate, dated as of the Closing Time, of DBTCA, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such certificate for each of the other Underwriters, to the effect set forth in Exhibit D hereto.

(f)      Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of an executive of each of the Issuer, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(g)      Accountant’s Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from KPMG Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)      Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from KPMG Aktiengesellschaft Wirtschaftsprüfungsgesellschaft a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

(i)      Maintenance of Rating. At the Closing Time, the Notes shall be rated at least Ba3 by Moody’s Investor’s Service Inc., BB by Standard & Poor’s Ratings Group, a division of McGraw-Hill, and BB+ by Fitch, and the Issuer shall have delivered to the Representative a letter dated as of or about the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Notes have such ratings, and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Issuer or any of the securities of the Issuer by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any securities of the Issuer.

(j)      Application for Listing. At the Closing Time, the Issuer will have made application to list the Notes on the Official List of the Luxembourg Stock Exchange and to admit the Notes to trade on the Euro MTF market.

(k)      No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)      Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Issuer in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m)      Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)      Indemnification of Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Issuer;

(iii)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), Prospectus or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale the Issuer shall have notified such Underwriter that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) and such corrected preliminary prospectus or issuer free writing prospectus was provided to such Underwriter far enough in advance of the Time of Sale so that such corrected preliminary prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale, (C) such corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale, and (D) such loss, claim, damage or expense would not have occurred had the corrected preliminary prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).

(b)      Insofar as this indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Issuer or controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the Issuer in the Registration Statement under Part II, Item 10 (Undertakings).

(c)      Indemnification of Issuer, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Permitted Issuer Free Writing Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through the Representative expressly for use therein.

(d)      Indemnification of Qualified Independent Underwriter. Without limitation of and in addition to its obligations under the other paragraphs of this Section 6, the Issuer agrees to indemnify and hold harmless the Qualified Independent Underwriter, its directors, officers, employees and agents and each person who controls the Qualified Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Qualified Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the

Qualified Independent Underwriter. Section 6(c) shall apply equally to any action or proceeding brought against the Qualified Independent Underwriter or any such person in respect of which indemnity may be sought against the Issuer pursuant to the immediately preceding sentence, except that the Issuer shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Qualified Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the Section 6(a), in any such action or proceeding.

(e)      Actions against Parties, Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action, provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)      Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (ii) above but also the relative fault of the Issuer on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations; provided in each case, however, that in no case shall the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Qualified Independent Underwriter for acting in such capacity.

The relative benefits received by the Issuer on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus. The benefits received by the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Qualified Independent Underwriter for acting in such capacity.

The relative fault of the Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of the Initial Underwritten Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of the Trustee, officers of the Issuer or any of the Issuer subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, any person controlling any Underwriter, its officers or directors or any person controlling the Issuer, and (ii) delivery of and payment for the Notes.

SECTION 9.  Termination of Agreement.

(a)      Termination, General. The Representative may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Germany or Luxembourg or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission, the New York Stock Exchange, the Frankfurt Stock Exchange or the Luxembourg Stock Exchange (other than for technical reasons), or if trading generally on the New York Stock Exchange, the Frankfurt Stock Exchange or the Luxembourg Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either U.S. federal, New York or German authorities, or (vi) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in German taxation materially adversely affecting the Issuer or the transfer thereof or the imposition of exchange controls by the United States, Germany or Luxembourg.

(b)      Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 6, Section 7 and Section 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time, to purchase the Notes which it or they are obligated to purchase under this Agreement (any such Underwriter, the “Defaulting Underwriter”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Notes failed to be purchased in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)      if the number of Notes failed to be purchased by one or more Defaulting Underwriters does not exceed 10% of the aggregate amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)      if the number of Notes failed to be purchased by one or more Defaulting Underwriters exceeds 10% of the aggregate amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any Defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representative or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuer (and each employee, representative or other agent of the Issuer) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, United States of America, attention of Debt Capital Markets, Syndicate Desk, facsimile no. +1 (212) 797-2202, with a copy to General Counsel, facsimile no. +1 (212) 797-4561; notices to the Qualified Independent Underwriter shall be directed to Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013, United States of America, attention of General Counsel, facsimile no. +1 (212) 816-7912; and notices to the Issuer shall be directed to Deutsche Bank Aktiengesellschaft at Taunusanlage 12, 60262 Frankfurt am Main, Germany, attention of Group Treasury, facsimile no. +49 69 910-35884.

SECTION 13.  No Advisory or Fiduciary Relationship. The Issuer acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters and the Qualified Independent Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter and the Qualified Independent Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer, or its stockholders, creditors, employees or any other party, (c) no Underwriter or the Qualified Independent Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or the Qualified Independent Underwriter has advised or is currently advising the Issuer on other matters) and no Underwriter or the Qualified Independent Underwriter has any obligation to the Issuer with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and the Qualified Independent Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer, and (e) the Underwriters and the Qualified Independent Underwriter have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the several Underwriters and the Qualified Independent Underwriter, or any of them, with respect to the subject matter hereof.

SECTION 15.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  GOVERNING LAW. SUBMISSION TO JURISDICTION. WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER BROUGHT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER IRREVOCABLY WAIVES ANY IMMUNITY TO JURISDICTION TO WHICH IT MAY OTHERWISE BE ENTITLED (INCLUDING SOVEREIGN IMMUNITY, IMMUNITY TO PREJUDGMENT ATTACHMENT, POST-JUDGMENT ATTACHMENT AND EXECUTION) IN ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT IS INSTITUTED IN ANY NEW YORK COURT OR IN ANY COMPETENT COURT IN GERMANY. THE ISSUER HAS APPOINTED DEUTSCHE BANK AMERICAS HOLDING CORP., C/O OFFICE OF THE SECRETARY, 60 WALL STREET, NEW YORK, NEW YORK, 10005, ATTENTION PETER STURZINGER, AS ITS AUTHORIZED AGENT (THE “AUTHORIZED AGENT”) UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY THAT MAY BE INSTITUTED IN ANY NEW YORK COURT BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER, EXPRESSLY CONSENT TO THE JURISDICTION OF ANY SUCH COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVE ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO. SUCH APPOINTMENT SHALL BE IRREVOCABLE. THE ISSUER REPRESENT AND WARRANT THAT THE AUTHORIZED AGENT HAS AGREED TO ACT AS SUCH AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT AND WRITTEN NOTICE OF SUCH SERVICE TO THE ISSUER SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE ISSUER.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank. Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters, the Qualified Independent Underwriter and the Issuer in accordance with its terms.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Marco Zimmermann
Name: Marco Zimmermann
Title: Director

By:	/s/ Jonathan Blake
Name: Jonathan Blake
Title: Managing Director
Global Head of Debt Issuances

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED

as of the date first above written:

DEUTSCHE BANK SECURITIES INC.,

for itself and in its capacity as Representative of the several Underwriters named in Schedule A hereto

By:	/s/ Christopher J. Kulusic
Name: Christopher J. Kulusic
Title: Director
Deutsche Bank Securities, Inc.
Debt Syndicate

By:	/s/ Tom Criqui
Name: Tom Criqui
Title: Managing Director/Debt Syndicate
Deutsche Bank Securities Inc.

CITIGROUP GLOBAL MARKETS INC.,

 in its capacity as Qualified Independent Underwriter

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Name of Underwriter	Aggregate principal amount of Notes ($)
Deutsche Bank Securities Inc.	952,500,000
Citigroup Global Markets Inc.	60,000,000
Standard Chartered Bank	37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000
Morgan Stanley & Co. LLC	37,500,000
Wells Fargo Securities, LLC	60,000,000
BB&T Securities, LLC	37,500,000
TD Securities (USA) LLC	37,500,000
RBC Capital Markets, LLC	60,000,000
Scotia Capital (USA) Inc.	37,500,000
Fifth Third Securities, Inc.	37,500,000
Capital One Securities, Inc.	11,250,000
RBS Securities Inc.	11,250,000
BB Securities Limited	7,500,000
BMO Capital Markets Corp.	7,500,000
BNY Mellon Capital Markets, LLC	7,500,000
CIBC World Markets Corp.	7,500,000
DBS Bank Ltd.	7,500,000
Drexel Hamilton, LLC	3,750,000
Mischler Financial Group, Inc.	3,750,000
nabSecurities, LLC	7,500,000
Regions Securities LLC	7,500,000
Skandinaviska Enskilda Banken AB (publ)	7,500,000
SunTrust Robinson Humphrey, Inc.	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000

Total	1,500,000,000

Schedule A

SCHEDULE B

1.	The initial public offering price per security for the Notes, determined as provided in Section 2, shall be $200,130.

2.	The purchase price per security for the Notes to be paid by the several Underwriters shall be $200,130, being an amount equal to the initial public offering price set forth above.

3.	The compensation per Note to be paid by the Issuer to the several Underwriters in respect of their commitments hereunder shall be $2,000 per Note.

Schedule B

SCHEDULE C

1.	Final Term Sheet, dated November 18, 2014, in respect of the Notes as filed pursuant to Rule 433 on November 18, 2014.

Schedule C

EXHIBIT A

FORMS OF OPINION AND DISCLOSURE LETTER

OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[—]

Deutsche Bank Securities Inc.

     as Representative of the several Managers

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, NY 10005

Ladies and Gentlemen:

We have acted as special United States counsel to Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the Bank’s offering pursuant to a registration statement on Form F-3 (No. 333-184193) of $[—] aggregate principal amount of the Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (the “Notes”) to be issued under a capital securities indenture dated as of November 6, 2014 (the “Base Indenture”), as supplemented by the first supplemental capital securities indenture dated November 21, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Bank, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (the “Agent”). Such registration statement, as amended as of its most recent effective date (November 18, 2014), insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated November 6, 2014, included in a post-effective amendment to the Registration Statement filed on November 6, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated November 17, 2014, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated November 18, 2014, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and

Exhibit A-1

the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 5(b)(i) of the purchase agreement dated November 18, 2014 (the “Purchase Agreement”) between the Bank and the several underwriters named in Schedule A thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Purchase Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus, the documents incorporated by reference therein and the document listed in Schedule I hereto;

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	copies of the Notes in global form as executed by the Bank and authenticated by the Agent;

(f)	an executed copy of the Base Indenture;

(g)	an executed copy of the First Supplemental Indenture; and

(h)	the documents delivered to you by the Bank at the closing pursuant to the Purchase Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Bank in the Purchase Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.  The Indenture has been duly executed and delivered by the Bank under the law of the State of New York and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Bank (except that we express no opinion with respect to the validity, binding effect or enforceability of the subordination provisions of the Indenture, which are expressed to be governed by German law).

Exhibit A-2

2.  The Notes have been duly executed and delivered by the Bank under the law of the State of New York and are the valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture (except that we express no opinion with respect to the validity, binding effect or enforceability of the subordination provisions of the terms of the Notes, which are expressed to be governed by German law).

3.  The statements under the headings “Description of the Notes” and “Description of Capital Securities” in the Pricing Prospectus, considered together with the document listed in Schedule I hereto, and in the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions (except that we express no opinion with respect to any such statements that purport to summarize the subordination provisions of the Notes and the Indenture, which are expressed to be governed by German law).

4.  The statements made in the Pricing Prospectus, considered together with the document listed in Schedule I hereto, and in the Final Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

5.  The Purchase Agreement has been duly executed and delivered by the Bank under the law of the State of New York.

6.  The issuance and sale of the Notes to the Underwriters pursuant to the Purchase Agreement do not, and the performance by the Bank of its obligations in the Purchase Agreement, the Indenture and the Notes will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

7.  Under the law of the State of New York relating to submission to jurisdiction, the Bank, pursuant to Section 16 of the Purchase Agreement, has (a) validly and irrevocably submitted to the jurisdiction of any United States court located in the State of New York, and (b) validly appointed Deutsche Bank Americas Holding Corp. as its authorized agent for the purposes described in Section 16 of the Purchase Agreement.

8.  No registration of the Bank under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Notes by the Bank in the manner contemplated by the Purchase Agreement and the Final Prospectus and the application of the proceeds thereof as described in the Final Prospectus.

Exhibit A-3

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (a) we have assumed that the Bank and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to the second sentence of Section 16 of the Purchase Agreement and the first sentence of Section 11.12 of the Base Indenture and Section 14.02 of the First Supplemental Indenture, we express no opinion as to the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion as to the enforceability of Section 11.13 of the Base Indenture relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York excluding any laws, statutes, rules and regulations that relate to the regulation of banking activities.

We are furnishing this opinion letter to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that reference to it may be made in the Purchase Agreement and it may be used as required by law or if deemed necessary by the addressees to establish a legal defense. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Exhibit A-4

Schedule I

Final Term Sheet, dated November 18, 2014, in respect of the Notes as filed pursuant to Rule 433 on November 18, 2014.

Exhibit A-5

[—]

Deutsche Bank Securities Inc.

     as Representative of the several Managers

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, NY 10005

Ladies and Gentlemen:

We have acted as special United States counsel to Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the Bank’s offering pursuant to a registration statement on Form F-3 (No. 333-184193) of $[—] aggregate principal amount of the Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (the “Notes”) to be issued under a capital securities indenture dated as of November 6, 2014, as supplemented by the first supplemental capital securities indenture dated November 21, 2014, in each case among the Bank, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent. Such registration statement, as amended as of its most recent effective date (November 18, 2014), insofar as it relates to the Notes (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and any related Form T-1 filing, is herein called the “Registration Statement”; the related prospectus dated November 6, 2014, included in a post-effective amendment to the Registration Statement filed on November 6, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated November 17, 2014, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated November 18, 2014, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section 5[—] of the purchase agreement dated November 18, 2014 (the “Purchase Agreement”) between the Bank and the several underwriters named in Schedule A thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus,

Exhibit A-6

the Final Prospectus, the documents incorporated by reference in each of them and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 3 and 4 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to the Bank in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto, we participated in conferences and telephone conversations with representatives of the Bank, representatives of the independent public accountants for the Bank, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the document listed in Schedule I hereto and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Bank.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)  The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of its most recent effective date, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus that are not filed or described as required.

(b)  The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exhibit A-7

(c)  No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)  No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the document listed in Schedule I hereto (except in each case the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at 4:45 p.m. (Eastern time) on November 18, 2014, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)  No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon our review of the list of stop orders on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Notes. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that reference to it may be made in the Purchase Agreement and it may be used as required by law or if deemed necessary by the addressees to establish a legal defense. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Exhibit A-8

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Exhibit A-9

Schedule I

Final Term Sheet, dated November 18, 2014, in respect of the Notes as filed pursuant to Rule 433 on November 18, 2014.

Exhibit A-10

EXHIBIT B

FORM OF OPINION

OF GROUP LEGAL SERVICES OF DEUTSCHE BANK AG

TO BE DELIVERED PURSUANT TO SECTION 5(b)

To:        Deutsche Bank Securities Inc.

and the other Managers referred to below

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, NY 10005

November [21], 2014

Deutsche Bank Aktiengesellschaft – Undated Non-cumulative Fixed to Reset Rate

Additional Tier 1 Notes of 2014

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the offering and sale (the “Offer”) of $[—] aggregate principal amount of the Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (the “Notes”) issued by the Bank pursuant to a Capital Securities Indenture, dated November 6, 2014 (the “Capital Securities Indenture”) as supplemented by a First Supplemental Capital Securities Indenture, dated November 21, 2014 (the “First Supplemental Capital Securities Indenture” and, together with the Capital Securities Indenture, the “Indenture”), in each case among the Bank, The Bank of New York Mellon, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (the “Agent”). This opinion is furnished to you pursuant to Section 5(b)(ii) of the Purchase Agreement, dated November 18, 2014 (the “Purchase Agreement”) among the Bank and the several managers named in Schedule A thereto (the “Managers”), and relates solely to matters of German law. Terms not defined herein shall have the same meaning as in the Purchase Agreement.

Exhibit B-1

For the purpose of this opinion we have examined the following documents:

(a)	the Articles of Association (Satzung) of the Bank as currently in force;

(b)

copies of the executed Purchase Agreement, dated November 18, 2014, the executed Capital Securities Indenture, dated November 6, 2013, the executed First Supplemental Capital Securities Indenture, dated November 21, 2014, and the Notes in global form as executed by the Bank and authenticated by the Agent (collectively, the “Transaction Documents”);

(c)

copies of the registration statement on Form F-3 filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2012 (Registration No. 333-184193), the post-effective amendment filed with the Commission on November 6, 2014, the preliminary prospectus supplement relating to the Offer and filed with the Commission on November 6, 2014 and the final prospectus supplement relating to the Offer and filed with the Commission on November [—], 2014 (collectively, the “Offering Materials”);

(d)	a copy of the powers of attorney issued on behalf of the Bank by Anshuman Jain and Stefan Krause, members of the Management Board of the Bank, on August 28, 2012;

(e)

a copy of the letter, dated October 30, 2014 from the Bank to, and accepted by, Deutsche Bank Americas Holding Corp., New York, appointing Deutsche Bank Americas Holding Corp. as agent for service of process in the United States for the Bank in connection with the Transaction Documents (the “Process Agent Letter”); and

(f)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals;

(ii)

the Indenture and the Notes are valid, binding and enforceable under the laws of the State of New York, by which they are expressed to be governed, except that no such assumption is made as to the provisions in the Indenture and the Notes that are stated to be expressly governed by German law;

(iii)	none of the documents furnished to us has been amended, supplemented or terminated; and

(iv)

the Transaction Documents are within the capacity and power of, and have been validly authorized, executed and delivered by, each party thereto, except that no such assumption is made as to the authorization, execution and delivery of any such agreement by the Bank.

Exhibit B-2

Based upon the foregoing we are of the opinion that:

(1)

the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has full power and authority to engage in banking business in the Federal Republic of Germany; the Bank is qualified, as far as the laws of the Federal Republic of Germany are concerned, to conduct the business in which it is engaged in each jurisdiction where it conducts business;

(2)	the Bank has corporate power to issue the Notes and to enter into the other Transaction Documents to which it is a party and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents to which the Bank is a party have been duly authorized by all necessary corporate action of the Bank;

(4)

the statements under the headings “Description of the Notes” and “Description of Capital Securities” in the Offering Materials, in so far as such statements purport to summarize the subordination provisions of the Indenture and the Notes, which are expressed to be governed by German law, provide a fair summary of such provisions;

(5)

the issuance and sale of the Notes to the Managers by the Bank pursuant to the Purchase Agreement, the compliance by the Bank with the other provisions of the Purchase Agreement and the consummation of the other transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority in Germany or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to us after due inquiry, to which the Bank is a party or by which the Bank or its properties are bound, or the Articles of Association (Satzung) of the Bank or any statute in Germany or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to us after due inquiry and applicable to the Bank;

(6)

to the best of our knowledge, there are no legal or governmental actions, suits or proceedings before or by any court of governmental agency or body in the Federal Republic of Germany now pending or threatened against or affecting the Bank or of which any property of the Bank is the subject other than as set forth in the Offering Materials and other than litigation that in each case will not have a material adverse effect on the financial condition of the Bank and its consolidated subsidiaries, taken as a whole, or the ability of the Bank to perform its obligations under the Purchase Agreement or the Transaction Documents to which it is a party (through its head office or a branch office);

(7)

no consents, authorisations, approvals, licences or orders are required from any court or governmental agency or body in Germany for the issue, offering and sale of the Notes and for the execution and delivery of the Transaction Documents and for the performance by the Bank (acting through its head office or a branch office) of its obligations thereunder, and no filing or registration with any such court or governmental agency or body in Germany is required for such purposes;

(8)

the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of New York and, to the extent expressly stated, Germany to govern the Indenture and the Notes, and such laws will accordingly govern the question whether the Indenture and the Notes constitute legal, valid and binding obligations;

Exhibit B-3

(9)

the Indenture and the Notes have been duly executed and delivered by the Bank under the law of Germany, and are valid, binding and enforceable agreements of the Bank, insofar as they are expressly stated to be governed by German law;

(10)	the Purchase Agreement has been duly executed and delivered by the Bank under the law of Germany and is a valid, binding and enforceable agreement of the Bank; and

(11)

any judgment against the Bank enforcing the Transaction Documents and given by the courts of New York would be recognized and enforced in Germany provided that the requirements of Section 328 of the German Code of Civil Procedure (Zivilprozessordnung) are met, in particular that:

(a)

the courts have subject matter jurisdiction and there is no exclusive German jurisdiction; we confirm that as regards the enforcement of the Indenture against the Bank, Section 11.12 of the Capital Securities Indenture and Section 14.02 of the First Supplemental Capital Securities Indenture are sufficient to confer jurisdiction to the courts referred to therein and as regards the enforcement of the Purchase Agreement against the Bank, Section 16 of the Purchase Agreement is sufficient to confer jurisdiction to the courts referred to therein;

(b)

the Bank has put in a general appearance in the proceedings or actual personal service of process was made on the Bank in a proper way (service of process in accordance with the provisions of the Process Agent Letter would be sufficient for such purposes) and timely enough to allow raising of defenses;

(c)	such judgment is not contrary to an existing judgment which is to be recognized in Germany;

(d)	such judgment has not resulted from legal proceedings begun subsequent to other legal proceedings regarding the same subject matter, which legal proceedings are incompatible therewith;

(e)

the recognition of the foreign judgment is not obviously contrary to the essential principles of the laws of Germany, in particular rights granted under the constitutional law of Germany; there is no reason to believe that any payment judgment (other than for penal damages) enforcing the Transaction Documents, which judgment is in line with the laws and the public policy in New York, would be obviously contrary either to essential principles of the laws of Germany or rights granted under the constitutional law of Germany; and

(f)

reciprocity of recognition judgments between Germany and the jurisdiction rendering the judgment exists; based upon our understanding with respect to the recognition of foreign money judgments by State and Federal courts in New York, it is unlikely that as between such courts and the courts of Germany at present reciprocity would be deemed not to exist.

Exhibit B-4

This opinion is subject to the following qualifications:

(A)

enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)

enforcement of any agreement, instrument or document may be limited by any resolution measures exercised by the competent resolution authority under the relevant resolution laws and regulations applicable to the Bank; the resolution authority may also transfer assets and liabilities under an agreement, instrument or document to another legal entity (bridge bank) and/or amend the terms of any agreement, instrument or document;

(C)	enforcement of rights may be limited by statutes of limitation or lapses of time;

(D)

courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany;

(E)

any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language; and

(F)	we do not express an opinion as to any rights and obligations the Bank may have or appears to have under the Transaction Documents against itself.

We are furnishing this opinion solely for your benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance; provided that a copy of this opinion may be delivered to The Bank of New York Mellon, which may rely upon this opinion in connection with the Indenture.

Very truly yours,

Mathias Otto	Matthias von Tiesenhausen
Deputy General Counsel	Senior Counsel
Germany, Central & Eastern Europe	of Deutsche Bank AG
of Deutsche Bank AG

Exhibit B-5

EXHIBIT C

FORM OF CERTIFICATE

OF THE TRUSTEE

TO BE DELIVERED PURSUANT TO SECTION 5(d)

THE BANK OF NEW YORK MELLON

Trustee’s Certificate

The Bank of New York Mellon hereby certifies that:

1.            The Capital Securities Indenture, dated as of November 6, 2014 (the “Base Indenture”), among Deutsche Bank Aktiengesellschaft (the “Issuer”), The Bank of New York Mellon, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent, has been duly executed and delivered in the name and on behalf of the Trustee by Beth Kleeh, one of its duly authorized officers.

2.            The First Supplemental Capital Securities Indenture, dated as of November [21], 2014 (the “First Supplemental Indenture”), among the Issuer, the Trustee and DBTCA, has been duly executed and delivered in the name and on behalf of the Trustee by one of its duly authorized officers.

3.            Each person who, on behalf of the Trustee, executed and delivered the Base Indenture or the First Supplemental Indenture was at the date thereof and is now duly elected, appointed or authorized, qualified and acting as an officer or authorized signatory of the Trustee and duly authorized to perform such acts at the respective times of such acts and the signatures of such persons appearing on such documents are their genuine signatures.

Exhibit C-1

4.            Attached hereto are (i) an extract from the By-laws of the Trustee, duly adopted by its Board of Directors, respecting the signing authority of the persons mentioned above in paragraph 3, who are currently duly elected, appointed or authorized, qualified and acting as an officer or authorized signatory of the Trustee, which By-laws as of the date hereof are in full force and effect and (ii) a signing authority list signed by a Vice President of the undersigned, certifying that the individuals whose names appear on such list have been granted signing authority pursuant to such By-laws or an incumbency certificate of the Secretary of the Trustee (or a combination of both the list and incumbency certificate), certifying that the individual whose name appears on such incumbency certificate, has been granted signing authority pursuant to such By-laws, which list and/or incumbency certificate as of the date hereof are in full force and effect.

IN WITNESS WHEREOF, THE BANK OF NEW YORK MELLON has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated:    November [21], 2014

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF CERTIFICATE

OF THE INITIAL PAYING AGENT, CALCULATION AGENT, TRANSFER AGENT AND

REGISTRAR AND AUTHENTICATING AGENT

TO BE DELIVERED PURSUANT TO SECTION 5(e)

DEUTSCHE BANK TRUST COMPANY AMERICAS

Authenticating Agent’s Certificate

Deutsche Bank National Trust Company, a national banking association (the “Trust Company”), on behalf of Deutsche Bank Trust Company Americas (“DBCTA”), hereby certifies as follows:

1.            The Capital Securities Indenture, dated as of November 6, 2014 (the “Base Indenture”), among Deutsche Bank Aktiengesellschaft (the “Issuer”), The Bank of New York Mellon, as trustee (the “Trustee”) and DBTCA, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (the “Authenticating Agent”), has been duly executed and delivered in the name and on behalf of DBTCA by Linda Reale and Rodney Gaughan, each a Vice President of the Trust Company.

2.            The First Supplemental Capital Securities Indenture, dated as of November [21], 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Trustee and DBTCA, has been duly executed and delivered in the name and on behalf of DBTCA by two of its duly authorized officers.

3.            In accordance with the instructions of the Issuer and the provisions of the Indenture, the Authenticating Agent has duly authenticated US$[                    ] in aggregate principal amount of the Issuer’s Undated Non-Cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014, callable April 20[—] and every five years thereafter (the “Notes”) and has made the Notes available for delivery to or upon the written order of the Issuer. The Authenticating Agent has examined the forms of the Notes so authenticated and delivered and has found the same to be in substantially the forms called for by the Indenture.

Exhibit D-1

5.            Each person who, on behalf of DBTCA, signed the Base Indenture or the First Supplemental Indenture or authenticated the Notes was duly elected or appointed, qualified and acting as an officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of DBTCA, and the signature of each such person appearing on each such document is the genuine signature of such officer.

6.            Attached hereto are true copies of (i) an extract of the by-laws of the Trust Company, (ii) the Service Agreement, dated as of February 13, 2006, between the Trust Company and DBTCA, and (iii) resolutions duly adopted by the Board of Directors of the Trust Company respecting the signing authority of certain officers of the Trust Company, which bylaws and resolution at the date hereof are in full force and effect.

[Remainder of the page intentionally left blank]

Exhibit D-2

In witness whereof, DEUTSCHE BANK TRUST COMPANY AMERICAS has caused this certificate to be executed in its corporate name by an officer thereto duly authorized.

November [21], 2014

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: Deutsche Bank National Trust Company

By:
Name:
Title:

Exhibit D-3